Registration No. 333-88662

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                                (Amendment No. 5)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 FIRSTCDP, INC.
                 (Name of small business issuer in its charter)

       NEVADA                        7310                      86-1030964
(State or jurisdiction         (Primary Standard            (I.R.S. Employer
 of incorporation or              Industrial              Identification Number)
    organization)             Classification Code
                                    Number)

                        4745 North 7th Street, Suite 234
                             Phoenix, Arizona 85014
                             Telephone: 602-235-9080
          (Address and telephone number of principal executive offices)

                        4745 North 7th Street, Suite 234
                             Phoenix, Arizona 85014
                             Telephone: 602-235-9080
          (Address of principal place of business or intended principal place of business)

                              Jonathan A. Firestein
                                 FirstCDP, Inc.
                        4745 North 7th Street, Suite 234
                             Phoenix, Arizona 85014
                             Telephone: 602-235-9080
                             Facsimile: 602-235-9040
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                             David B. Stocker, Esq.
                      4745 North Seventh Street, Suite 234
                             Phoenix, Arizona 85014
                             Telephone: 602-235-9080
                             Facsimile: 602-235-9040

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement or the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each      Proposed      Proposed         Proposed
class of           Dollar        maximum          maximum           Amount of
securities to      Amount to     offering price   aggregate         registration
be registered      registered    per unit         offering price    fee
--------------------------------------------------------------------------------
Common Stock(1)    $25,000       $0.25            $25,000             $2.30
Common Stock(2)    $25,000       $0.25(3)         $25,000             $2.30

                                                            Total:    $4.60

(1)  100,000 shares of common stock relate to the offering by FirstCDP, Inc.

(2) 100,000 shares of common stock relate to the offering by the Selling Security Holder.

(3) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

Pursuant to Rule 416 of the Act, this registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of stock splits, stock dividends or other similar events.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                Explanatory Note

This registration statement contains two consolidated prospectuses: one relating to the offering by FirstCDP, Inc. of 100,000 shares of its common stock, and another prospectus relating to the offering of 100,000 shares of common stock held by the Selling Security Holder who may wish to sell its common stock.

                                   PROSPECTUS
                              September ___, 2002

                                 FIRSTCDP, INC.

              100,000 Shares of Common Stock Offered by the Company
      100,000 Shares of Common Stock Offered by the Selling Security Holder
                                 $0.25 per Share

We are in the business of developing and operating an electronic commerce website that focuses on the history and charm of the Haight-Ashbury district in San Francisco, California. The website will be located at www.TheHaight.com.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. The selling security holder will sell at the price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter, at prevailing market prices or privately negotiated prices.

Both offerings will terminate on the earlier of (i) the date when the sale of the 100,000 shares by the company, and the sale of the 100,000 shares by the selling security holder, are both completed or (ii) 180 days from the date of this prospectus, unless we extend this offering, without further notice, for an additional 90 days. Notwithstanding the conditions (i) and (ii) above, we may, in our sole discretion, terminate this offering prior to 180 days from the date of this prospectus by a unanimous vote of our board of directors.

We and the selling security holder are offering the shares of common stock in a self-underwritten offering. There is no minimum number of shares to be sold in this offering. No underwriting arrangements for this offering exist. The proceeds from the sale of up to 100,000 shares of common stock will be available directly to our company, and the proceeds from the sale of up to 100,000 shares of common stock will be available directly to the selling security holder. There are no arrangements to place any of the proceeds in escrow.

              Number                     Underwriting      Proceeds to the
                of           Offering    Discounts &       Company and the
              Shares          Price      Commissions    Selling Security Holder
--------------------------------------------------------------------------------
Per Share        1         $0.25            $0.00             $0.25
             100,000(1)    $25,000.00       $0.00             $25,000.00
             100,000(2)    $25,000.00       $0.00             $25,000.00
             -------       ----------       -----             ----------
Total:       200,000       $50,000.00       $0.00             $50,000.00

(1)  100,000 shares of common stock relate to the offering by FirstCDP, Inc.
(2) 100,000 shares of common stock relate to the offering by the selling security holder.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this prospectus is September ____, 2002

                                                      TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS

  Item 3.   Summary Information and Risk Factors...............................5
  Item 4.   Use of Proceeds...................................................14
  Item 5.   Determination of Offering Price...................................16
  Item 6.   Dilution..........................................................16
  Item 7.   Selling Security Shareholder......................................17
  Item 8.   Plan of Distribution..............................................18
  Item 9.   Legal Proceedings.................................................21
  Item 10.  Directors, Executive Officers, Promoters and
            Control Persons...................................................21
  Item 11.  Security Ownership of Certain Beneficial Owners and Management....23
  Item 12.  Description of Securities.........................................24
  Item 13.  Interests of Named Experts and Counsel............................24
  Item 14   Disclosure of Commission Position of Indemnification
            for Securities Act Liabilities....................................25
  Item 15.  Organization Within Last Five Years...............................25
  Item 16.  Description of Business...........................................25
  Item 17.  Management's Discussion and Plan of Operation.....................31
  Item 18.  Description of Property...........................................37
  Item 19.  Certain Relationships and Related Transactions....................37
  Item 20.  Market for Common Equity and Related Stockholder Matters..........38
  Item 21.  Executive Compensation............................................39
  Item 22.  Financial Statements..............................................39
  Item 23.  Changes In and Disagreements With Accountants on Accounting
            and Financial Disclosure..........................................40

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 24.  Indemnification of Directors and Officers.........................40
  Item 25.  Other Expenses of Issuance and Distribution.......................40
  Item 26.  Recent Sales of Unregistered Securities...........................41
  Item 27.  Exhibits..........................................................41
  Item 28.  Undertakings......................................................42

                   PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under "Risk Factors" and elsewhere in this prospectus. You should read and carefully consider the entire prospectus before making a decision to purchase our common stock.

OUR COMPANY

FirstCDP, Inc. (the "company," "we," or "our") was incorporated in the State of Nevada on May 24, 2001. We intend to develop and operate an electronic commerce ("e-commerce") website that focuses on the history and charm of the Haight-Ashbury district in San Francisco, California. The website will be located at www.TheHaight.com. Our management believes that the market for internet advertising and sales of city-specific merchandise is highly competitive with low barriers to entry, which serves simultaneously as an opportunity and a risk to our business plan. We have not yet commenced planned operations. As of the date of this prospectus, we have engaged in only limited start-up efforts and have not generated any revenues. Taking these facts into account, our independent auditor has expressed substantial doubt about our ability to continue as a going concern.

As of the date of this prospectus, we have 10,115,000 shares of $0.001 par value common stock issued and outstanding.

Our administrative office is located at 4745 North 7th Street, Suite 234, Phoenix, Arizona 85014, telephone 602-235-9080.

Our fiscal year end is December 31st.

THE OFFERING BY FIRSTCDP, INC.

We are offering up to 100,000 shares of common stock. We have set the offering price at $0.25 per share. The proceeds from the sale of up to 100,000 shares of common stock will be available directly to us. We plan to use these proceeds for office equipment and supplies, web design and hosting, marketing, and general working capital.

THE OFFERING BY THE SELLING SECURITY HOLDER

Concurrently, we are also registering 100,000 additional shares of common stock for sale by the Selling Security Holder, who will sell at the price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter, at prevailing market prices or privately negotiated prices. The proceeds from the sale of up to 100,000 shares of common stock will be available directly to the Selling Security Holder.

BOTH OFFERINGS

We and the Selling Security Holder are offering the shares of common stock in a self-underwritten offering. There is no minimum number of shares to be sold in this offering. No underwriting arrangements for this offering exist. There are no arrangements to place any of the proceeds in escrow.

Both offerings shall terminate on the earlier of (i) the date when the sale of the 100,000 shares by the company, and the sale of the 100,000 shares by the Selling Security Holder, are both completed or (ii) one hundred and eighty (180) days from the date of this prospectus, unless we extend this offering, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, we may, in our sole discretion, terminate this offering prior to one hundred and eighty (180) days from the date of this prospectus by a unanimous vote of our Board of Directors.

Prior to this offering, there has been no public market for our common stock. Neither the Nasdaq National Market nor any national securities exchange lists our common stock. We anticipate that our common stock will initially be traded on the OTC Bulletin Board after this offering. We have not taken any steps to obtain a market maker for our common stock.

Our transfer agent is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone 480-481-3940.

We have agreed to pay all costs and expenses relating to the registration of our common stock.

The purchase of the common stock of this offering involves a high degree of risk. Our common stock offered in this prospectus is for investment purposes only, and currently no market exists for our common stock. See "Risk Factors" and "Dilution."

                          FINANCIAL SUMMARY INFORMATION

The following Summary Financial Summary and Operating Data have been derived from our financial statements for the periods indicated. You should read the following financial data in conjunction with the our financial statements and the notes thereto included elsewhere in this Registration Statement.

                                                  Four Months       Year Ending
                                                Ending April 30,    December 31,
                                                      2002              2001
                                                   -----------      -----------
                                                    (Audited)        (Audited)
Statement of Operations

INCOME STATEMENT DATA:

Revenues                                           $         0      $         0

Income (loss) from operations                      $    (3,768)     $      (500)

Net Interest Expense                               $        --      $        --

Income (loss) before income taxes                  $    (3,768)     $      (500)

Income tax                                         $         0      $         0

Net income (loss)                                  $    (3,768)     $      (500)

PER SHARE DATA:

Weighted average shares outstanding                 10,115,000       10,000,000

Net Income (loss)                                  $    (3,768)     $      (500)

BALANCE SHEET DATA:

Working capital (deficiency)                       $     5,502      $       500

Total assets                                       $     5,502      $       500

Long term debt                                     $        --      $        --

Total liabilities and stockholders' equity         $     5,502      $       500

                                  RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. You should carefully consider the following material risk factors, in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

BECAUSE WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY NEVER BECOME PROFITABLE OR WE MAY FILE FOR BANKRUPTCY PROTECTION.

We will require funding over the next twenty-four (24) months to develop and expand our business. We estimate that we may need up to an additional $150,000 to fund our future expansion, which would include the costs of marketing, equipment, and employees. We have no agreement for future financing. Our capital requirements will depend on many factors, including the level of our revenues. The percentage ownership of our current shareholders will be reduced if additional funds are raised through the issuance of equity securities. Such equity securities may have rights, preferences, and privileges senior to those of our common stock holders. In the event of a bankruptcy, shareholders could lose their entire investments as a result of the senior preferences or privileges. Further, we cannot assure you that additional capital will be available on terms favorable to our company or shareholders.

Our cash requirements may vary materially depending on our rate of development and expansion, results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to significantly curtail operations or obtain funds by entering into collaboration agreements, which may contain unfavorable terms. When additional capital is needed, we cannot assure you that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. Our inability to raise capital could cause our business to fail.

OUR BOARD OF DIRECTORS HAS THE AUTHORITY TO ISSUE SHARES WITHOUT SHAREHOLDER CONSENT AND THEREFORE, THEY MAY ISSUE SHARES WHICH COULD CAUSE YOUR SHARES TO BE WORTH LESS IN THE FUTURE.

Our Articles of Incorporation authorize the issuance of a maximum of seventy-five million (75,000,000) shares of common stock with a par value of $0.001 per share, and twenty-five million shares of preferred stock with a par value of $0.001. As of April 30, 2002, there were 10,115,000 common shares issued and outstanding and no shares of preferred stock outstanding. The authority of our Board of Directors to issue stock without shareholder consent may have a depressive effect on the market value of our stock even prior to any such designation or issuance of the preferred stock.

OUR PRINCIPAL STOCKHOLDER, JONATHAN A. FIRESTEIN, OWNS APPROXIMATELY 99% OF OUR COMMON STOCK AND THEREFORE, CONTROLS OUR COMPANY.

Jonathan A. Firestein has the ability to significantly control our company's affairs and management. He currently owns approximately 99% of our common stock, giving him significant influence over all matters requiring approval by our stockholders, but not requiring approval of minority stockholders. In addition, Jonathan A. Firestein has the voting power to elect all members of our Board of Directors. Such control could adversely affect the market value of our common stock or delay or prevent a change in control of our company. In addition, Jonathan A. Firestein may control most corporate matters requiring stockholder approval by written consent, without the need for a duly-noticed and duly-held meeting of stockholders.

BECAUSE WE HAVE NEVER PAID DIVIDENDS, YOU MAY NOT EARN INCOME ON YOUR
INVESTMENT.

As a newly formed corporation, we have never paid dividends and therefore, you may never get income from your investment. We do not anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be subject to covenants contained in loan or other financing documents that we may execute. Accordingly, we cannot assure that you we will ever pay or declare cash dividends of any kind.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, YOU WILL BE UNABLE TO DETERMINE WHETHER WE WILL EVER BECOME PROFITABLE; OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Company was incorporated in May of 2001 and was not operational until the fiscal year 2002. Our operating history is very limited. We have never had revenues. As such, we cannot assure you that we will be profitable in the future. Taking these facts into account, our independent auditor has expressed substantial doubt about our ability to continue as a going concern.

OUR BUSINESS COULD FAIL IF INTERNET USAGE DOES NOT CONTINUE TO GROW.

The market for our services is new and rapidly evolving. Our business could fail if Internet usage does not continue to grow. A number of factors may inhibit Internet usage, including:

     -    inadequate network infrastructure;

     -    security concerns;

     -    inconsistent quality of service;

     -    lack of availability of cost-effective, high-speed service;

     - consumers returning to traditional or alternative sources for information, shopping and services; and

     - privacy concerns, including those related to the ability of websites to gather information about users without their knowledge or consent.

OUR BUSINESS COULD FAIL IF THE INTERNET INFRASTRUCTURE DOES NOT SUPPORT GROWTH AND USAGE.

If Internet usage continues to grow significantly, the Internet infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, websites have experienced interruptions in their services as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages and delays frequently occur in the future, Internet usage, including the usage of our website, could grow more slowly or decline.

THE MARKET FOR INTERNET ADVERTISING AND E-COMMERCE IS STILL DEVELOPING. IF THE INTERNET FAILS TO GAIN FURTHER ACCEPTANCE AS A MEDIUM FOR ADVERTISING, WE WOULD HAVE SLOWER REVENUE GROWTH THAN EXPECTED AND WOULD INCUR GREATER THAN EXPECTED LOSSES.

We expect to derive a substantial portion of our revenues from sponsorships and advertising for the foreseeable future, as demand and market acceptance for Internet advertising continues to develop. Accordingly, our business depends on market acceptance of the Internet as a medium for advertising.

Although there are currently several standards for the measurement of the effectiveness of Internet advertising, the industry has had difficulty convincing potential advertisers that Internet advertising is a significant advertising medium. Advertisers and advertising agencies that have historically relied on traditional forms of advertising may be reluctant or slow to adopt online advertising. In addition, advertisers and advertising agencies that use the Internet as an advertising medium may find online advertising to be less effective for promoting their products and services than traditional advertising media, including television, radio and print. Advertisers and advertising agencies that have invested substantial resources in traditional methods of advertising may also be reluctant to reallocate their resources to online advertising. Moreover, software programs that limit or prevent advertising from being delivered to an Internet user's computer are available. Widespread adoption of this software could reduce the commercial viability of Internet advertising. The market for online advertising also depends on the overall growth and acceptance of electronic commerce. If the markets for online advertising and electronic commerce fail to develop or develop more slowly than we expect, or if we are unable to adapt to new forms of Internet advertising, we would have slower than expected revenue growth and would incur greater than expected losses, and our business and financial condition would be harmed. Furthermore, different pricing models are used to sell advertising on the Internet and it is difficult to predict which, if any, of the models will emerge as the industry standard. This makes it difficult to project our future advertising rates and revenues.

BECAUSE WE ARE IN A HIGHLY COMPETITIVE MARKET, WE ARE AT A COMPETITIVE DISADVANTAGE WHICH MAY HINDER OUR ABILITY TO BECOME PROFITABLE.

We are, and will continue to be, an insignificant participant in the electronic commerce and advertising business. A large number of established and well-financed entities, including small public companies and venture capital firms, are engaged in similar businesses of the company. In addition, these companies are better financed and have a broader range of clients which makes it easier for them to expand into the market into which we are attempting to go. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in our market.

THERE IS INTENSE COMPETITION AMONG INTERNET-BASED BUSINESSES AND PUBLISHING COMPANIES FOCUSED ON LOCAL SPECIFIC GUIDES AND/OR CITY GUIDES, AND THIS COMPETITION COULD RESULT IN PRICE REDUCTIONS, REDUCED MARGINS OR LOSS OF MARKET SHARE.

The number of websites competing for the attention and spending of users and advertisers has increased and we expect it to continue to increase. Our website will compete for users and advertisers with the following types of companies:

- online services or websites targeted at consumers of a specific place, such as Citysearch.com;

-    publishers and distributors of travel guides, such as Frommers and Fodors.

-    Restaurant guides such as Zagat;

- Web search and retrieval and other online service companies, commonly referred to as portals, such as America Online, Yahoo, and Google; and

-    e-commerce companies such as Amazon.com.

Increased competition could result in price reductions, reduced margins or loss of market share, any of which could cause our revenues to decrease substantially or our business to fail.

BECAUSE MANAGEMENT ONLY DEVOTES A LIMITED AMOUNT OF TIME TO THE COMPANY, THE COMPANY MAY NOT REALIZE ITS GROWTH POTENTIAL.

Jonathan A. Firestein, our president, intends to devote approximately 20 hours per week to the business of our company. Charles L. Firestein, our secretary, is a full time practicing attorney, and he will only approximately five hours of time per week to the business of our company. None of our officers have entered into written employment agreements with us and none is expected to do so in the foreseeable future. This limited commitment may adversely affect the Company's ability to grow and reach its goals.

BECAUSE OUR MANAGEMENT IS INVOLVED IN OTHER BUSINESS ACTIVITIES, THERE MAY BE A CONFLICT WITH OUR INTERESTS AND WE HAVE NO POLICY FOR THE RESOLUTION OF THESE POSSIBLE CONFLICTS.

Our management is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our management may face a conflict in selecting between the our company and their other business interests. We have not formulated a policy for the resolution of such conflicts.

BECAUSE WE ARE DEPENDENT ON KEY PERSONNEL, OUR BUSINESS COULD FAIL IF WE LOSE THE SERVICES OF OUR OFFICERS.

Our success is heavily dependent upon the continued active participation of our current executive officers, Jonathan A. Firestein and Charles L. Firestein. The loss of their services could cause our business to fail. We do not maintain "key person" life insurance on the life of either Jonathan A. Firestein or Charles L. Firestein, or their beneficiaries. We do not have written employment agreements with Jonathan A. Firestein or Charles L. Firestein. We cannot assure you that we will be able to recruit or retain other qualified personnel should that necessity arise.

BECAUSE MANAGEMENT HAS LIMITED OR NO EXPERIENCE IN OPERATING A WEBSITE, OUR BUSINESS COULD FAIL.

Jonathan A. Firestein has limited experience in, and Charles L. Firestein has no experience in, implementing an extensive website. Jonathan A. Firestein has not previously operated a website as a chief executive officer. This collective lack of experience may cause our business to fail.

CONSUMER PROTECTION PRIVACY REGULATIONS COULD IMPAIR OUR ABILITY TO OBTAIN INFORMATION ABOUT OUR USERS, RESULTING IN DECREASED ADVERTISING REVENUES.

We intend to obtain personal data from users who register to become members of our website. Registration as a member may be required in order for users to have full access to our services. Personal data gathered from members would be used to tailor content to them and is provided, on an aggregate basis, to advertisers to assist them in targeting their advertising campaigns to particular demographic groups. The attractiveness of our website to current or prospective advertisers depends in part on our ability to provide user data to support this tailoring capability. However, privacy concerns may cause users to resist providing this personal data. Even the perception of security and privacy concerns, whether or not valid, may indirectly inhibit market acceptance of our use of personal data. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify Internet users that the data may be used by marketing entities to direct product promotion and advertising to the user. If we become unable to collect this personal data from a sufficient number of the users of our website, we may lose significant advertising revenues.

WE MAY INCUR LIABILITY FOR INFORMATION WE PUBLISH OR PRODUCTS WE SELL. OUR BUSINESS COULD BE HARMED BECAUSE WE DO NOT MAINTAIN COMMERCIAL GENERAL LIABILITY INSURANCE.

We may be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information we publish on our website. These types of claims have been brought, sometimes successfully, against providers of Internet services in the past. In addition, we could be subjected to claims based upon content that is accessible from our website through links to other websites or through content and materials that may be posted by members in chat rooms or bulletin boards.

We do not have insurance to cover commercial general liability, and as such, we will not be adequately protected against these claims. Liability claims could require us to spend significant time and money in litigation and to pay significant damages. As a result, liability claims, whether or not successful, could seriously damage our reputation and business. We may also be forced to implement expensive measures to alter the way our services are provided to avoid potential liability.

THERE IS PRESENTLY NO PUBLIC MARKET FOR OUR COMMON STOCK AND A MARKET MAY NEVER DEVELOP.

We intend to apply for listing of the securities on the Over the Counter Bulletin Board ("OTCBB"); however, we cannot assure you that we will be able to obtain such a listing. The over-the-counter market ("OTC") differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market (exchange) and (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. To qualify for listing on the OTCBB, an equity security must have at least one registered broke-dealer, which acts as the market maker listing bids or ask quotations and which sponsors an issuer listing. A market maker sponsoring a company's securities is required in order to obtain listing of securities on any of the public trading markets, including the OTCBB. We currently do not have a market maker for our securities. If we are able to obtain a market maker for our securities, we may obtain a listing on the OTCBB or develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, we cannot assure you that our securities will be able to meet the OTCBB requirements or that the securities will be accepted for a OTCBB listing.

We cannot assure you that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, you may not be able to sell your shares, because a public market for our securities may not exist. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

"PENNY STOCK" REGULATION MAY CAUSE BROKER-DEALERS TO BE UNABLE TO SELL OUR SECURITIES.

There will be "penny stock" regulation of broker-dealer sales of our securities. For transactions covered by Rule 15g-9 under the Exchange Act, a broker-dealer must furnish to all investors in penny stocks a risk disclosure document required by the rule, make special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's accounts for transaction in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and date copy of the written statement.

A penny stock means any equity security other than a security (i) registered, or approved for registration, upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1;
(ii) authorized or approved for authorization upon notice issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more; or
(iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell our securities.

INVESTORS FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR STOCK DUE TO THE WAY IN WHICH STOCK TRADES ARE HANDLED BY BROKER-DEALERS.

Because of large broker-dealer spreads, investors may be unable to sell the stock immediately back to the broker-dealer at the same price the broker-dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. The market among broker-dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE WHICH MAY CAUSE INVESTORS TO LOSE THEIR INVESTMENT.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse which could cause investors to lose their entire investment. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Item 4. Use of Proceeds

We estimate that the net proceeds from the sale of the 100,000 shares of common stock that we are offering will be $25,000. We are paying for all of the expenses of this offering.

We intend to use all of such proceeds as indicated in the table below. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our development efforts and the competitive environment for our services.

Pending use of the net proceeds, we intend to invest the net proceeds in an FDIC insured money market bank account.

This prospectus is part of a registration statement that permits the Selling Security Holder to sell its shares on a continuous or delayed basis in the future. We will not receive any of the proceeds from the sale of the shares owned by the Selling Security Holder.

Only the proceeds from the sale of 100,000 shares of common stock will go directly to the company. The proceeds from the sale of 100,000 shares of common stock will go directly to the Selling Security Holder. This offering is self-underwritten, and we cannot guarantee you that we will sell any number of shares. Assuming that we sell all or portion of the 100,000 shares, we plan to use the proceeds as follows:

                         100% of             75% of              50% of               25% of
                        Offering     %     Offering(1)   %      Offering       %    Offering(1)    %
-------------------------------------------------------------------------------------------------------
Offering Proceeds        $25,000   100.0%   $18,750   100.0%    $12,500    100.0%    $ 6,250    100.0%
Offering Expenses (2)      5,955    23.8%     5,955    31.8%    $ 5,955     47.6%    $ 5,955     95.3%
Net Proceeds
  from Offering           19,045    76.2%    12,795    68.2%    $ 6,545     52.4%    $   295      4.7%

Use of Net Proceeds
Office Equipment
  and Supplies             5,000    20.0%     3,750    20.0%    $ 2,500     20.0%    $   295      4.7%
Website Design
  and Hosting              5,000    20.0%     3,750    20.0%    $ 2,000     16.0%    $     0      0.0%
Marketing and
  Advertising              5,000    20.0%     3,750    20.0%    $ 1,000      8.0%    $     0      0.0%
General Working
  Capital (3)              4,045    16.2%     1,545     8.2%    $ 1,045      8.4     $     0      0.0%
                         ----------------------------------------------------------------------------
Total Use of
  Net Proceeds            19,045     76.2%    12,795   68.2%    $ 6,545     52.4%    $   295      4.7%
                         ----------------------------------------------------------------------------
Total Use of Proceeds     25,000    100.0%    18,750  100.0%    $12,500    100.0%    $ 6,250    100.0%
-----------------------------------------------------------------------------------------------------

(1) If we fail to raise at least $20,000 in this offering, Stiltskin, Inc., a shareholder, has agreed to provide sufficient additional funds as a loan not to exceed $20,000 over the next twelve (12) month period on an as needed basis. (See "Item 17. Management's Discussion and Plan of Operation.")

(2) The offering expenses are fixed and will not vary depending on the proceeds raised in this offering.

(3) The category of General Working Capital includes officer salaries (if any), printing costs, postage, telephone services, office supplies, and delivery services.

In the event that the offering proceeds are between the $20,000 and $25,000 in proceeds indicated in the table above, we intend to apply the net proceeds on approximately a pro rata basis according to the percentages referenced above.

Item 5. Determination of Offering Price

We have arbitrarily determined the offering price of the common stock, and the offering price bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, the previous experience of management, our anticipated results of operations, our present financial resources, and the likelihood of acceptance of this offering.

This offering is partly for the purpose of allowing our Selling Security Holder to sell its stock. The Selling Security Holder may sell its shares when the registration statement becomes effective, or it may elect to sell some or all of its shares at a later date.

As the market develops, the Selling Security Holder will determine the price for the stock. We have 10,115,000 shares of common stock issued and outstanding, of which 10,000,000 shares were issued on July 1, 2001, at $0.001 per share, 15,000 shares were issued on April 1, 2002 at $0.25 per share, and 100,000 shares were issued on April 29, 2002 at $0.05 per share. All stock was issued based on a valuation by the Board of Directors. No sale of our common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on April 29, 2002, when a total of 100,000 shares of our common stock were sold at a price of $0.05 per share.

Item 6. Dilution

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of this offering. "Net Book Value" is the amount that results from subtracting our total liabilities from total assets. In this offering, the level of dilution is substantial as a result of the low book value of the issued and outstanding stock. The net book value of the company on April 30, 2002, was $0.0005 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, the net book value of the company will be $24,522 or $.0024 per share. Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.2476 per share, while our present stockholders will receive an immediate and substantial increase of $0.0019 per share in the net tangible book value of the shares they hold. This will result in a 99.99% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the shares in this offering:

Assuming the sale by the company
                                               of:
                                      ---------------------------
                                       1 share    50,000  Maximum
                                                  shares     of
                                                          100,000
                                                           shares
                                      ---------------------------
Offering price per share                $0.25    $0.25    $0.25
Net tangible book value per
share before offering                   $0.0005  $0.0005  $0.0005
                                      ---------------------------
Increase attributable to
shareholders                           ($0.0005) $0.0007  $0.0019
Net tangible book value per
share after offering                   ($0.0005) $0.0012  $0.0024
Per share dilution                      $0.2495  $0.2488  $0.2476
                                      ---------------------------
Dilution %                               99.8%    99.52%   99.99%
                                      ---------------------------

Item 7. Selling Security Holders.

The following table sets forth (i) the number of outstanding shares, beneficially owned by the Selling Security Holder prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

------------------------------------------------------------------------------
Name of Beneficial Owner    Number       Number       Number      Percentage
     of Common Stock          of           of          of            of
                            Shares       Shares       Shares        Shares
                         Beneficially    Offered    Beneficially  Beneficially
                            Owned                     Owned          Owned
                            before                    after          after
                             the                       the            the
                           Offering                  Offering      Offering
------------------------------------------------------------------------------
Stiltskin, Inc.(1)         100,000      100,000         0              0%
------------------------------------------------------------------------------

(1)  Chris Allen controls Stiltskin, Inc.

The Selling Security Holder has not been affiliated with us in any capacity in the past three years. The Selling Security Holder is not a broker/dealer nor an affiliate of a broker/dealer.

Item 8. Plan of Distribution.

     OFFERING OF 100,000 SHARES BY THE COMPANY

Our shares of common stock will be sold directly through the efforts of Jonathan
A. Firestein and Charles L. Firestein, our officers and directors. We believe that Jonathan A. Firestein and Charles L. Firestein are both exempt from registration as a brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, neither person is:

1.   not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of their participation; and

2. not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. not at the time of his participation associated persons of a broker or dealer; and

4.   meeting the conditions of the following:

     A. They primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

     B. He is not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

     C. He does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officers and directors may not purchase any securities in this offering.
We cannot assure you that we will sell all or any of the shares. As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(d)) and sending it together with payment in full to FirstCDP, Inc., c/o David B. Stocker, Esq. 4745 North 7th Street, Suite 234, Phoenix, Arizona 85014. All payments must be made in United States currency; either by personal check, bank draft, or cashiers check. There is no minimum purchase requirement. An investor's failure to pay the full subscription amount will entitle us to disregard the investor's subscription. An investor's subscription is not binding and will not become effective unless and until we accept it. We have 3 business days after receipt either to accept or to reject the subscription. We will return any subscription that we reject during this 3-day period to the subscriber within 5 business days of the rejection date. Furthermore, once we accept a subscription, the subscriber cannot withdraw it. We will notify an accepted subscriber within 5 days after we accept its subscription agreement.

     OFFERING OF 100,000 SHARES BY THE SELLING SECURITY HOLDER

This is not an underwritten offering. This prospectus is part of a registration statement that permits the Selling Security Holder to sell its shares on a continuous or delayed basis in the future. The Selling Security Holder will sell at the price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter, at prevailing market prices or privately negotiated prices. We have not committed to keep the registration statement effective for any set period of time.

The Selling Security Holder or his transferee may sell the shares offered by this prospectus from time to time. To the best of our knowledge, the Selling Security Holder has not entered into any underwriting arrangement. The distribution of the shares by the Selling Security Holder may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of the shares as principals at prevailing market prices at the time of the sale and prices related to prevailing market prices or negotiated prices.

The Selling Security Holder may pledge all or a portion of the shares owned as collateral for margin accounts or in loan transactions. Such shares may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holder, the pledgee in such loan transactions would have the same rights of sale as the Selling Security Holder under this prospectus. The Selling Security Holder also may enter into exchange traded listed option transactions which require the delivery of the shares listed hereunder. The Selling Security Holder may also transfer the shares owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without payment of consideration. Upon any such transfer the transferee would have the same rights of sale as such Selling Security Holder under this prospectus.

The Selling Security Holder and any brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act. The commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

We cannot assure you that the Selling Security Holder will sell any or all of its shares. In order to comply with certain state securities laws the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to such shares for a period of one or five business days prior to the commencement of such distribution.

In addition to, and without limiting the foregoing, the Selling Security Holder and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Security Holder or any such other person.

All of the foregoing may affect the marketability of the shares. Pursuant to an oral understanding we have with the Selling Security Holder, we will pay all the fees and expenses incident to the registration of the shares (other than the Selling Security Holder's pro rata share of underwriting discounts and commissions, if any, which is to be paid by the Selling Security Holder).

     OTC BULLETIN BOARD

No public market currently exists for shares of our common stock. We intend to apply to have our shares traded on the OTC bulletin board. We have not taken any actions to have our shares traded on the OTC bulletin board. We intend to apply to have our shares traded on the OTC bulletin board immediately after we have met the listing standards for the OTC bulletin board as set out by the National Association of Stock Dealers. In our case, these listing standards currently are:

-    An effective Registration Statement under The Securities Act of 1933;
- To remain current with its quarterly and annual report filings with the Securities and Exchange Commission; and,
-    At least one market maker to make a market in its securities.

Other than to remain current with our quarterly and annual report filings, we need to achieve a sufficient number of shareholders to interest a market maker in making a market in our securities. There is no minimum number of shareholders required for a stock to trade on the OTC Bulletin Board. We anticipate that our registered offering may result in our stock being held by enough shareholders to interest a market maker to make a market in trading FI's stock.

     BLUE SKY CONSIDERATIONS

Because our securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy our securities. You may be unable to sell our stock. Accordingly, you should consider the secondary market for our securities to be a limited one. You may be unable to resell your stock without the significant expense of state registration or qualification. We currently do not have any plans to register the shares being offered in this prospectus with any State.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of the company has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of the company has been permanently or temporarily enjoined, barred, suspended, or limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of the company has been convicted of violating a federal or state securities or commodities law.

Further, our officers and directors know of no legal proceedings against the company, or its property contemplated by any governmental authority.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

Directors, Executive Officers, Promoters and Control Persons.

Each of our directors is elected by the stockholders to a term of one (1) year and serves until his successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of the company as of the date of this Registration Statement:

Name and Address               Age               Position
--------------------------------------------------------------------------------
Jonathan A. Firestein           26               President, Chief Accounting
                                                 and Financial Officer, and
                                                 Director

Charles L. Firestein            56               Secretary, Director

Jonathan A. Firestein has held his office/position since inception of our business operations. Both persons are expected to hold their office/position until the next annual meeting of our stockholders.

Background of Directors, Executive Officers, Promoters and Control Persons

Jonathan A. Firestein became a director and officer of the company in July, 2001. In December, 1997, Mr. Firestein graduated from the University of Arizona with a B.A. degree in Economics. In May, 2000, Mr. Firestein graduated from Arizona State University with a Masters of Business Administration and a M.S. degree in Economics. The following list summarizes Mr. Firestein's experience from 1996 to present:

Winter 1996 -
Summer 1997Dinan & Company, Phoenix, Arizona
Research Analyst

Summer 1999-
Pricewaterhouse Coopers, LLP, San Francisco, California
Financial Advisory Services Intern

Fall 1999 - Summer 2000
Camelback Research Alliance, Scottsdale, Arizona
Research Associate

Summer 2000 - Spring 2001
MyHomeKey.com, San Francisco, California
Business Development Associate

Spring 2001 - Fall 2001
MyHomeKey.com, San Francisco, California
Business Development Manager

MyHomeKey.com was a private company that operated a website that allowed homeowners to schedule home repair services, buy home products, purchase security services, and receive home and community information. MyHomeKey.com also entered into joint venture agreements with large regional gas and utility companies to offer information about those companies on MyHomeKey.com's website.

Mr. Firestein's business experience at MyHomeKey.com included, but was not limited to, participating in the creation of an informational memorandum that was used to solicit Series E investments, participating on the team that revised the financial model incorporated into that solicitation, assisting the chief financial officer in the preparation of monthly reports for management and the board of directors, and creating and overseeing corporate presentations to potential investors and business partners. MyHomeKey.com ceased operations in the Fall of 2001 because of a lack of revenues.

Mr. Firestein has no experience in the programming and construction of a website. We plan to use an undetermined outside source to program and construct our website.

Mr. Firestein also intends to enter into an independent contractor consulting agreement with Practical Plastics, Inc. in the near future. PPI is a private company in the business of developing and marketing the FreedomFlask(R), a pliable plastic container designed to carry liquid around a person's waist. Mr. Firestein intends to devote approximately 20 hours per week to our company, and 20 hours per week to the business of PPI.

Charles L. Firestein became a director and officer of the company in April, 2002. In 1963, Mr. Firestein graduated from the University of Arizona with B.S. degree in Business Administration. Mr. Firestein graduated from the University of Arizona College of Law with a J.D. degree in 1971. From 1972 until the present, Mr. Firestein has been a full-time practicing attorney. Since 1980, his practice as a sole practitioner has emphasized bankruptcy, creditors rights, collection, foreclosure, and civil litigation. Mr. Firestein has been licensed by, and in good standing with, the State Bars of Arizona and California since 1972. Mr. Firestein is not serving as counsel for the company. Mr. Firestein will not be devoting his full time and attention to our affairs. Mr. Firestein continues to work full time as a practicing attorney. He will devote approximately five hours per week to our business affairs. Jonathan A. Firestein will conduct most of the business for the company. See "Directors and Executive Officers".

Family Relationships

Jonathan A. Firestein is the son of Charles L. Firestein.

Compensation

We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of our officers or directors, but the Board of Directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any of our officers. For the time period from inception to April 30, 2002, Management has not received any salaries.

Each director of the company is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors but do not receive compensation for services that they have provided as directors. There is no compensation committee and no compensation policies have been adopted. We may elect to pay non-cash consideration in the form of options to officers and directors in the future. In the future, we may elect a cash payment as well as a non-cash consideration.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of   Name and                 Position              Amount of   Percent of
 Class     Address of                                     shares      Class
           Beneficial                                     held by
           Owner of Shares                                Owner
------------------------------------------------------------------------------
Common     Jonathan A. Firestein    President,          10,000,000     98.9%
                                    Chief Financial
                                    and Accounting
                                    Officer, and
                                    Director

Common     Charles L. Firestein     Secretary and           15,000      0.1%
                                    Director

Common                              Executive           10,015,000     99.0%
                                    Officers and
                                    Directors as a
                                    Group

Management's addresses are in care of the company at its business address.

Item 12. Description of Securities.

Our authorized capital stock consists of 75,000,000 shares of common stock, having a $0.001 par value, and 25,000,000 shares of Preferred Stock having a $0.001 par value.

The holders of our common stock:

- have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. We do not presently intend to pay any cash dividends in the foreseeable future, but rather we intend to reinvest earnings, if any, in our business operations.

Reports

After this offering, we will furnish our shareholders with annual financial reports certified by our independent accountant, and we will furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

The validity of the common stock offered hereby will be passed upon for FirstCDP, Inc. by David B. Stocker, Esq., Phoenix, Arizona.

Certain of the financial statements of FirstCDP, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Shelley Intl CPA, an independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement. Shelley Intl CPA has served as our independent auditor since inception. We have not had any dispute with our auditor over accounting or financial disclosure.

Neither Shelley Intl CPA (Auditor) or David B. Stocker, Esq. (Legal Counsel) was employed on a contingent basis in connection with the registration or offering of our common stock.

Item 14. Disclosure of Commission Position of Indemnification for Securities Act Indemnification of Directors and Officers

Our Articles of Incorporation, Bylaws, and certain statutes provide for the indemnification of a present or former directors or officers. See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

The company was incorporated in the State of Nevada on May 24, 2001.

See Item 26 "Recent Sales of Unregistered Securities" herein for our capitalization history.

Item 16. Description of Business.

GENERAL

The company was incorporated under the laws of the State of Nevada on May 24, 2001, and is in its early development and promotional stages. To date, our only activities have been organizational, raising our initial capital and developing our business plan. We have not commenced commercial operations. We do not own any real estate.

BUSINESS DESCRIPTION

We intend to develop and operate an electronic commerce ("e-commerce") website that focuses on the history and charm of the Haight-Ashbury district in San Francisco, California. Management believes that many websites exist today to address an entire city or urban area, but few websites address the theme of an individual neighborhood.

PRODUCT DESCRIPTION

Our principal asset is a Uniform Resource Locator ("URL"), www.TheHaight.com. We intend to develop this URL as a theme destination website. We intend to offer services that will enable our website to capture our target audience of tourists from all areas, as well as local residents. We intend to form business relationships with Haight-Ashbury District, greater San Francisco, and national merchants. We have divided what we believe is the primary revenue generating model of TheHaight.com into three categories: content, business services, and e-commerce.

CONTENT: We intend for the TheHaight.com to be an online source for news, events, and local information pertaining to the Haight-Ashbury district. Such content will include feature articles, advertisements, and resources to aid tourists and consumers in finding restaurants, shopping opportunities, bars, night clubs, and live events in the Haight-Ashbury district.

We anticipate obtaining the news, feature articles, and other information for our website from various news services, and executing license agreements provided by these services. We intend to feature content highlighting the historical role of the Haight-Ashbury district in the societal development of the 1960's. We intend to feature selected digital music files (commonly known as "MP3" files) of local artists that will be available for download from our site. We anticipate obtaining the music files from music companies, and directly from artists who are unaffiliated with a music company. We intend to execute license agreements provided by the music companies and artists. We intend to offer information on local subjects and community resources, and chat rooms to link the local residents with each other. We intend to design the content on our website to build a user base and repeat visits, and to drive electronic commerce.

We have not as yet obtained any licenses or other types of permission from any news services, musicians, music companies, or companies who have published writings on the societal changes of 1960's. If we are unable to obtain the necessary license agreements or permissions, our business could fail.

Jonathan A. Firestein intends to personally visit the Haight-Ashbury district on a weekly basis to compile a list of restaurants, shopping opportunities, bars, night clubs, and live events in the Haight-Ashbury district. Mr. Firestein will rely on the knowledge of the area that he gained when he lived in the Haight-Ashbury district. For current events, we will rely upon information that the district's establishments provide to us, on information that our advertisers provide to us, and on information that we receive from users of our website or from residents of the area. We have not yet compiled such a list.

We intend to offer an interactive outing planner. The planner should be a "one stop website for a night out" that will meet the needs of our customers who are looking for activities in the Haight-Ashbury district. The planner will incorporate a database of restaurants, bars, clubs, and other entertainment providers. The website user will be able to dictate and change the areas of the district or the city in which the visitor is searching. In this manner, the user can broaden or narrow his search for an area that the user is willing to visit. The outing planner will include various types of advertising possibilities for business establishments based in the Haight-Ashbury district and elsewhere. We intend to derive revenue from the sales of this advertising.

We will not need any special software to implement the interactive outing planner. The planner will be database driven - the application will display options and selections for an outing in the Haight-Ashbury district based on selections made by our users as they "interact" with the planner. We intend to construct such a database application as a part of the general construction and implementation of our website.

BUSINESS SERVICES: We intend to feature online "store-fronts" for merchants located in the Haight-Ashbury district, for merchants who sell Haight-Ashbury district related goods, and for merchants who sell other types of goods. These merchants include book, music, and novelty stores. Within our store-fronts, the merchants will be able to sell Haight-Ashbury themed goods online. We anticipate that these products will include, but are not limited to, books, clothing, novelty items, art, posters, postcards, bumper stickers, stuffed animals, shoes, handbags, sunglasses, and musical instruments. Our implementation of the e-commerce element of our site should provide multiple merchants with an economical way to sell goods, as well as generating revenues for the company by capturing service fees and a percentage of the sales through our website. We intend to build our e-commerce system to showcase pictures and descriptions of items and process credit card payments. The e-commerce system will also allow the merchants to change their assortment of products, prices, and display on the website via a password protected entry to the system. We also intend to provide a sales channel for any business that is seeking to expand their sales through the use of e-commerce. Haight-Ashbury and other merchants with a presence on our website may experience an increase in their overall sales because of the world-wide reach of the Internet, and its ability to deliver new traffic and new prospective customers to the Haight-Ashbury area. We will receive a commission for each item sold through our website.

We have entered into an agreement with NetStar2000, Inc. to advertise on our website. The agreement provides that our users will be able to "click through" from our website to the website operated by NetStar2000, i.e., www.cookforfun.com. The agreement also provides that we will receive ten percent (10%) of the gross proceeds from the sale of all NetStar2000 goods that are purchased as a result of our user's "click through" to the NetStar2000 website.

E-COMMERCE: In addition to the store-fronts that we will host for merchants based in the Haight-Ashbury area, we intend to host our own virtual store-front. We intend to offer literature, music, memorabilia, and other information pertaining to the Haight-Ashbury district. The literature will include books about the 1960's, the social, cultural, and art world changes that occurred during that time, the "hippie" movement, the peace movement, and books about the art of the 1960's. The memorabilia will include vintage and new clothing and accessories that embody the fashions of the 1960's. Regarding music, we intend to specialize in recordings of artists such as Janis Joplin and Jerry Garcia, who originated their careers in the Haight-Ashbury district. We intend to obtain all of this merchandise and music from various wholesalers and distributors who specialize in these items. We have not identified these wholesalers and distributors.

We currently have an agreement with NetStar2000, Inc. to provide CD-ROM cookbooks for us to sell on our website. One cookbook will feature foods and recipes indicative to the San Francisco area. The other will feature vegetarian and organic foods and recipes, a theme that we believe is indicative of the Haight-Ashbury district.

We have committed in that agreement to purchase a total of 100 units of the CD-ROM cookbooks during the twelve month period ending July 15, 2003. We will determine the schedule of the purchases of the cookbooks during the twelve month period. The agreement provides that we may sell the cookbooks to individual end-users or persons residing in any location. We have agreed to sell the books at a retail price of $24.99, although NetStar2000, Inc. may later change this retail price. Further, in the event that we introduce another distributor or dealer to NetStar2000, Inc., we will receive a commission of twenty percent of the net sale proceeds that NetStar2000, Inc. receives from the dealer for a period of 6 months after our introduction.

INTERNET TECHNIQUES

We intend to use the following techniques in the development of our website: customer profiling, e-mail newsletters, search engine strategies, affiliate program deployment, viral marketing, and community.

CUSTOMER PROFILING: We intend to monitor the habits of customers on our website in order to improve the user experience. We intend to analyze shopping habits in order to recommend and sell certain products. We intend to track a customer's preferences and use this information to deliver related content to the user in a "what's hot" section of the site. We intend to use this information to help create a personalized experience for TheHaight.com customers. We will have a privacy policy where we will disclose and explain our customer profiling to the customer. We do not intend to resell any customer profiling information.

E-MAIL NEWSLETTERS: We intend to offer e-mail newsletters to communicate additions to the website and to present special offers to our user base. We will require that a customer request to receive our e-mails prior to our sending any e-mail to that customer. We intend to produce and distribute our e-mail newsletters on a monthly basis. In the e-mails, we will include TheHaight.com branded content and links to our website. The newsletters will also contain advertising that will include advertising banners and links to our advertisers' websites.

SEARCH ENGINE STRATEGIES: We intend to use search engines as a primary source of marketing. We intend to maintain a presence within search engines that a consumer may use to search for websites relating to San Francisco and the Haight-Ashbury district. We intend to achieve proper placements within the major search engines in order to market our website and its services. We will continually attempt to increase our website's exposure within various search engines. These techniques include but are not limited to routine site maintenance checks, ensuring correct routing of all website links, utilizing gathered data to facilitate real time adjustments to marketing strategy, and continual observation of search engine placement and performance.

AFFILIATE PROGRAM: Affiliates are companies that agree to place merchant promotions on their website for the purpose of selling a merchant's goods and/or services. Affiliates control the type of promotions placed, the location on the site and the length of time the promotion runs. In return, the affiliate can earn commissions on click-throughs, leads or purchases made through the site, depending on the arrangement with the merchant. We intend to submit our website to two or more affiliate programs, specifically, BeFree.com and LinkShare.com. BeFree.com promotes itself is an "online marketing service," among other services. LinkShare.com promotes itself as engaging in "online affiliate marketing." No discussions have yet occurred with these affiliate prospects. In the event that we are able to reach affiliate agreements, the affiliates should make a link to our website available to their networks, allowing for the distribution of our website.

VIRAL MARKETING: The concept of "viral marketing" is based on the idea that customers refer new potential customers to each other. In a traditional sense, viral marketing is the term for online "word of mouth" advertising. Viral Marketing can be an effective manner to promote a business because it is less expensive and more credible than other forms of marketing. We intend to use viral marketing by offering discounts or rewards to customers who refer new customers to our website.

COMMUNITY: The presence of community-focused services should increase the loyalty of the users of our website. We intend to create message boards, online chat rooms, and information that will hopefully make TheHaight.com a part of the user's normal online experience. We also intend to include community information such as civic notices, local services and recreation activities.

WEBSITE ARCHITECTURE

We intend to design our website for optimum performance and minimal downtime. We intend to utilize leading hardware and software solutions in the construction of our systems. We are currently exploring options from Sun Microsystems (servers), Oracle (database software), and Microsoft (web page design software). We intend to be able to interact with numerous databases. The databases will be expandable in order to account for the growth of the Company. We intend to have a redundant backup system at a third party site to ensure that our site is operating or "up" as much as possible. We intend our website to be accessible via either America Online or Microsoft Internet Explorer.

INDUSTRY CONDITIONS AND COMPETITION

We believe that our proposed concentration on local subjects and businesses, and our intent to personalize the website to each visitor, will provide us with a competitive advantage over other products or services. We believe that localized concentration allows complete coverage and flexibility to an area of San Francisco that is highly trafficked by both locals and tourists. Concentration should also allow us to provide information on local businesses or places of interest that websites with a broader base may miss.

We are currently aware of several products that compete directly for our primary target audience but we are unaware of any other product that uses a similar, neighborhood specific platform combined with a variety of e-commerce. A consumer has many resources available for information regarding dining and entertainment options in major metropolitan areas. These resources are generally broad in nature and do not embrace the specific theme and feel of the target neighborhood. We have no knowledge of any online destination website that combines information and a variety of e-commerce targeted specifically to the Haight-Ashbury district of San Francisco. We believe that no online destination website serves to provide online storefronts for businesses operating in or selling wares associated with the Haight-Ashbury district.

The following are possible specific competitors:

(1) www.haightstreet.com provides stories about the Haight-Ashbury district. However, the primary purpose of that website is to sell the "Haight Street Stories" comic book, not to provide the scope and type of services and products that our company intends to provide.

(2) www.sfgate.com lists merchants, restaurants, bars, and night clubs in the Haight-Ashbury district similar to what we intend to provide. However, that website does not offer any e-commerce services to both businesses and consumers such as we intend to provide.

(3) www.citysearch.com offers information on the San Francisco area, but that site does not concentrate on the Haight-Ashbury district. The site does not allow the visitor the ability to view all of the businesses of interest in a certain area. In contrast, we intend to offer that feature on our website.

(4) www.haightashbury.org offers community information, but visitors to that site provide the information. The management of that website does not compile the information. In contrast, we will compile our own information. Since the users of that site supply the listings, we believe that site may overlook certain events, or not fully describe a particular event. We intend to provide full and complete descriptions of local events by receiving information from various sources, including merchants and event promoters. Our website will also differ in that we intend to offer online storefronts.

The numerous targeted features of our website should differentiate our website from these other online resources. However, we may have to compete with such companies or websites in the future. We do not yet know whether the deployment of the www.TheHaight.com website will result in profitability. We do believe, however, that if the neighborhood-specific concept is profitable, we should be able to duplicate our efforts in other historic neighborhoods around the country.

SHORT-TERM PLAN OF OPERATION FOR THE PERIOD ENDING DECEMBER 31, 2002

We initially plan to build and develop our website to be located at www.TheHaight.com. We intend to develop a comprehensive list of merchants and retailers with products and services related to the Haight-Ashbury district, and we intend to solicit and educate these contacts on the benefits of including their businesses on our website. We will pursue strategic alliances with entities that focus on Haight-Ashbury centered interests, such as the Haight Ashbury Merchant Association. We estimate that the sales cycle needed to bring these merchants onto our website to be approximately six months to one year.

While we conduct our efforts to enter into business relationships with merchants, we also intend to launch the website. We intend to create and gather materials for the initial launch of the website. We intend to submit our website to various search engines. We intend to deploy our viral marketing technique. Viral marketing is the term for online "word of mouth" advertising.

We do not anticipate requiring additional capital within the next twelve months since budgeted expenditures over the period should be less than cash on hand. Assuming that we sell all 100,000 shares that we are offering, we should have approximately $25,000 to cover the anticipated expenditures over the next twelve months, which are summarized below:

    - Printing and engraving expenses                 $  500
    - Attorneys' fees and expenses                    $2,500
    - Accountants' fees and expenses                  $1,000
    - Transfer agent's and registrar's fees
      and expenses                                    $  500
    - Miscellaneous                                   $1,000
                                                      ------
                                   Total:             $5,500

The development of the company, including, but not limited to, the construction of the website, the recruitment of merchants, the compiling of content, and the acquisition of customers and users, is estimated to take six months to one year. Because the development cycle is lengthy and the offering under this prospectus is partially for the Selling Security Holder, we will eventually need to raise funds to achieve profitability. By raising additional funds through the sale of common stock or securities convertible into common stock, the ownership interest of holders of existing shares of our common stock will be diluted.

EMPLOYEES

We are a development stage company and, other than our officers and directors, we currently have no employees. We are currently managed by Jonathan A. Firestein, president, chief financial and accounting officer, and director, and his father, Charles L. Firestein, secretary and director. Jonathan A. Firestein's experience includes working with MyHomeKey.com, a consumer-focused start-up Internet company from Summer, 2000 to Fall, 2001. Applicable experience as a Business Development Manager for that company led him to formulate our business plan.

For a complete discussion of the experience of Management, please see "Directors and Executive Officers."

Management plans to use consultants, attorneys, accountants, and contract information technology professionals as necessary and does not plan to engage any full-time employees in the near future. Our marketing plan will focus on two major goals: identifying the local merchants that would benefit from the business services offered by our website and identifying the best outlets to promote our services to online consumers. We may hire additional employees based on the identified need and time constraints of Jonathan A. Firestein and Charles L Firestein. A portion of any employee compensation likely would include the right to acquire stock in the company, which would dilute the ownership interest of holders of existing shares of our common stock.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the schedules, which are parts of the registration statement. For further information with respect to our company and its common stock, see the registration statement and the exhibits and schedules thereto. Any document that we file may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Our filings with the Commission are also available to the public from the Commission's website at www.sec.gov.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

DESCRIPTION OF PROPERTY

Our president, Jonathan A. Firestein, has assigned all of his rights in and to the URL domain name, www.TheHaight.com, to the company.

We currently use space in the office of our counsel without charge pursuant to an oral agreement. We do not believe that we will need to obtain other office space at any time in the foreseeable future until our business plan is more fully implemented, at which time we may rent office facilities. We anticipate that any such facilities would be initially be located in Los Angeles or San Francisco, California.

The Company has no patent trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

GOVERNMENT REGULATION

We do not require any government approval for the implementation of our business plan. There are no current government regulations and none are anticipated which should affect the business of our company.

Item 17. Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Registration Statement.

A.  Management's Discussion

The company was incorporated in the State of Nevada on May 24, 2001. We are a start up company and have not yet realized any revenues. To date, we have:

-    raised start-up capital through private equity offerings,
-    recruited and retained a management team and board of directors, and
-    developed a business plan.

In the initial eleven-month operating period from May 24, 2001 (inception) to April 30, 2002, we generated no revenues while incurring $500 in general and administrative expenses. This resulted in a cumulative net income loss of $4,268 for the period, which is equivalent to $0.00004 per share. The cumulative net loss is attributable solely to the costs of start-up operations.

B.  Plan of Operation

Without realizing all or a portion of the offering proceeds, we will have to seek alternative sources of funding to commence planned operations and implement our business plan. We estimate that we need a minimum of $10,000 to maintain bare-bones operations for the next twelve (12) months. In this context, "bare-bones operations" means all of the following:

1. We will not be able to work without purchasing the proper computer equipment, supplies, and Internet connection.
2. We will focus our operations exclusively in a small target market not extending beyond the Haight-Ashbury district of San Francisco, California area; and
3. We will perform all administrative and office functions out of the office of our counsel.

If we fail to raise at least $20,000 in this offering, Stiltskin, Inc., a shareholder, has agreed to provide additional funds as a loan not to exceed $20,000 over the next twelve (12) months period on an as needed basis. The amount loaned will be calculated against the amount raised up to $20,000. (i.e., if $2,500 is raised then Stiltskin, Inc. will loan only $17,500). The loan will mature at an annual interest rate of prime plus one percentage point. The principal and interest will be payable one year from the date of the first disbursement to the company. At the time of our repayment, and at our option, the principal and interest may be converted to our common shares at a price of $0.25 a share.

Over the next twelve (12) months, we plan to invest up to $5,000 in office equipment, including computers and peripherals, a fax machine, a copier, and a phone system.

Our president, Jonathan A. Firestein, resides in San Francisco, California. Mr. Firestein intends to visit the Haight-Ashbury district on at least a weekly basis in order to personally contact local merchants and to obtain information about the area.

We anticipate that over the next twelve (12) months we will not hire any additional full- or part-time employees, as the services provided by Jonathan A. Firestein and Charles L. Firestein appear sufficient during the initial growth stage.

Sales growth in the next six (6) to twelve (12) months is important for our plan of operations. However, we cannot guarantee you that we will generate such growth. If we do not generate sufficient cash flow to support our operations in the next twelve (12) to eighteen (18) months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, we cannot assure you that we will be able to raise enough capital to stay in business.

Our first goal is to complete our website, a process that should take approximately 6 months. At the same time, our plan is to obtain contracts with stores and shops, restaurants, bars, night clubs, and other businesses located in the Haight-Ashbury district. This separate process should take 12 months, and will begin when we start to build our website.

We intend to provide news and information by utilizing a link to www.sfgate.com, a website comprised of news and information published by the San Francisco Chronicle newspaper, a division of Hearst Communications, Inc. Hearst's website states that it welcomes links to the www.sfgate.com website. Based on the information in Hearst's website, we do not expect that Hearst will require us to pay for this link. We intend to implement this link at the same time that we complete the build out of our website.

We intend to obtain permissions to reprint articles regarding the Haight-Ashbury district from various periodicals, including the San Francisco Examiner and the San Francisco Chronicle, two newspapers. We expect to pay fees ranging from $50 to $100 per article. The placement of these articles on our website should take place within 3 months after we complete the build out of our website.

We intend to obtain music files from local musicians by advertising in the San Francisco newspapers. The costs of this advertising should be approximately $250. We will not pay the local artists for the licensing of their works. We expect the process of securing the music to take approximately 6 months.

We intend to obtain music files from music companies by contacting with these companies directly. We anticipate the costs of each file to be $250 to $500, however these costs may be less if the music companies agree to use the file placements on our website as a method of advertising their products and artists. We expect the process of securing this music to take approximately 12 months.

Jonathan Firestein will secure information regarding restaurants, shopping, bars, night clubs, and events. Mr. Firestein also expects to receive information from merchants and businesses that advertise on our website, and from users of our website. We do not believe that obtaining this information will result in any specific cost expenditures for our company. This process is continual, and will begin when we start to build our website.

We intend to incorporate the interactive outing planner into the build out of our website. The information in the planner will be based on Jonathan Firestein's knowledge of commerce and events in the Haight-Ashbury district, and on information that we receive from our merchants and users. We expect this feature to add $500 to the overall costs of building our website. However, we have budgeted for this expense in our estimated costs of website design.

To provide our community or chat room feature, we intend to utilize the services of ezboard, Inc., a company that specializes in online communities. We expect the cost of this service to be approximately $500, but this amount may vary depending on the amount of customization that we require and the level of usage. We will incorporate this community feature into the build out of our website. We have not as yet entered into any negotiations or agreements with ezboard, Inc.

Regarding the e-commerce store-fronts for our merchants, we intend to utilize a software solution from Ecommerce Software, Inc. that will provide these services. This software allows for online, password protected editing of a storefront, which will allow the merchant to immediately change its storefront at will. The software also allows us to accept credit cards and offer real time calculation of shipping charges. The level of service for this software that should meet our needs is priced at $79.95 per month. This price includes customer support for our company and for our merchants. We will include this software into the build out of our website. We have not as yet entered into any negotiations or agreements with Ecommerce Software, Inc.

Regarding the products that we will sell directly, we intend to obtain books from Ingram Retailer Services, Inc., a division of the Ingram Book Group, a book wholesaler. In order to purchase books from Ingram, we intend to enter into a distribution agreement with Ingram that will require our expenditure of $115 per month, in addition to the costs of the books that we purchase. We initially intend to stock approximately $250 (wholesale cost) in various titles, and to re-order the titles on an as-needed basis. We have not as yet selected the specific titles that we will sell. We expect the process of securing the books to take approximately 6 months. We have not as yet entered into any negotiations or agreements with Ingram Retailer Services, Inc.

Regarding the memorabilia that we will sell directly, we intend to obtain San Francisco specific greeting cards and images from Sight and Sound Productions ("SSP"). SSP requires a minimum 50 card order for first time orders, and does not require a distribution agreement. Our average cost of the cards will initially be $1.75 per unit, and we intend to start with the 50 card minimum order. We have not as yet selected the cards for sale. We expect the process of securing the cards and pictures to take approximately 6 months. We have not as yet entered into any negotiations or agreements with SSP.

Regarding the clothing that we intend to sell, we expect to partner with existing clothing stores in the Haight-Ashbury district for the sale of their merchandise, or to purchase specific items of clothing and resell them on our website. We anticipate that a partnership arrangement would result in no costs expenditure, and that we would equally share the profits of the partnered items that we sell. If we purchase specific items, we intend to initially expend $250 on various pieces, and to order new pieces on an as needed basis. We have not as yet identified any specific clothing stores, nor drafted any partnership agreements. We expect the process of securing the clothing to take approximately 6 months. Within 12 months, we also intend to sell clothes that we acquire from as yet unidentified wholesale clothing distributors, and we anticipate placing orders from these distributors in the range of $500 to $750.

Regarding our intent to profile our customers and visitors to our website, the Ecommerce Software, Inc. software product will generate our sales reports. We intend to use NetTracker software to track visits to our website. The cost for the NetTracker software is $495, a one-time fee, and will be incorporated into the build out of our website.

We intend to advertise our e-mail newsletter on the front page of our website, and allow visitors to enter their e-mail addresses in order to receive our newsletter. We will manage our own e-mail list, and we will not require any special software to publish and distribute the newsletter. We do not anticipate any costs expenditures in the production and dissemination of our newsletter. We expect to commence the newsletter within the first 6 to 12 months of operations.

Once we have contracts established with businesses in the Haight-Ashbury district and have started building a reputation in the community, we will look to expand. We foresee reaching that stage in 12-18 months.

The second goal is to expand our business to residents of the greater San Francisco area and/or potential tourists who may become users of our website. Specifically, we intend for our users to use the website for the buying and selling of merchandise and items of interest identified above. We foresee taking 18-36 months to expand in this manner.

RESULTS OF OPERATIONS

During the period from May 24, 2001, (inception) through the 11 months ended April 30, 2002, we engaged in no significant operations other than organizational activities, acquisition of the URL address for the website, and preparation for registration of our securities under the Securities Act of 1933. We did not receive revenues during this period. We anticipate generating revenue around January, 2003.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing our business plan. The expenses of state annual report fees, qualifications to do business and the like are included in the attorneys fees and expenses included in our offering expenses. The costs associated with filing this registration statement, and our expenses associated with applying for our shares to trade on the OTC bulletin board are also included in our offering expenses and attorneys fees.

With respect to costs of implementing our business plan, we anticipates that we will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business. We anticipate that expenditures from inception of the company to the fiscal year end of December, 2002 will be approximately $10,000 to $20,000. We anticipate having the resources to support our operations during the next 12 months.

LIQUIDITY AND CAPITAL RESOURCES

We remain in the development stage and, since inception, we have experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, our balance sheet as of April 30, 2002 reflects total assets of $5,502 in the form of cash, and the URL address of www.TheHaight.com. We expect to carry out our plan of business discussed above.

We anticipate that cash on hand will meet short-term cash requirements. The following table illustrates how budgeted our cash on hand over the short-term:

    - Printing and engraving expenses                 $  500
    - Attorneys' fees and expenses                    $2,500
    - Accountants' fees and expenses                  $1,000
    - Transfer agent's and registrar's fees
      and expenses                                    $  500
    - Miscellaneous                                   $1,000
                                                      ------
                                  Total:              $5,500

We will not expand our operations until sales have occurred and management feels that budgeted sales can support expansion. We therefore have no specific long-term capital requirements other than those that vary with sales. These future costs of sales include the costs of operating the website. We plan to generate sufficient cash flow from sales to meet our long-term requirements. Although existing cash and cash flow from sales is expected to fulfill future capital needs, sales in the long term may be insufficient. In the event that we require more capital, no commitments to provide additional funds have been made by management or shareholders, other than the loan arrangement with Stiltskin, Inc. (See Item 4). Accordingly, we cannot assure you that any additional funds will be available on terms acceptable to us or at all.

Item 18. Description of Property.

Our president, Jonathan A. Firestein, has assigned all of his rights in and to the URL domain name, www.TheHaight.com, to the company.

We currently use the office of our legal counsel without charge, pursuant to an oral agreement. Jonathan A. Firestein, a director and shareholder, intends to later provide office space at no charge to the Company.

Item 19. Certain Relationships and Related Transactions.

We use the office space of our legal counsel, David B. Stocker, without charge, pursuant to an oral agreement.

Jonathan A. Firestein is the son of Charles L. Firestein.

Item 20. Market for Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Registration Statement, there is no public market in our common stock. This Registration Statement is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, we cannot assure you that a meaningful trading market will develop. We make no representation about the value of our common stock.

As of the date of this Registration Statement,

- there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the company, with the exception of the note executed by Stiltskin, Inc., the Selling Security Holder,(See Item 4).

- there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that we agreed to register for sale, other than the 100,000 shares being registered on behalf of the Selling Security Holder;

- there are 10,000,000 shares of common stock not registered under this Registration Statement that are eligible for sale pursuant to Rule 144 under the Securities Act; and

- other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Registration Statement, we have 10,115,000 shares of $0.001 par value common stock issued and outstanding held by three (3) shareholders of record. Our Transfer Agent is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone 480-481-3940.

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

Name                          Position          Compensation for the Period
                                                from Inception (May 24, 2001)
                                                to April 30, 2002
                                                ------------------------------
                                                Salary            Other
------------------------------------------------------------------------------
Jonathan A. Firestein         President,         $0                $0
                              Director, and
                              Chief Financial
                              and Accounting
                              Officer

Charles L. Firestein          Secretary and      $0                $0
                              Director

We have no existing or planned option/SAR grants.

We have not paid any officer or director any remuneration. Although we have no current plan in existence, we may adopt a plan to pay or accrue compensation to our officers and directors for services related to the implementation of our business plan. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any of our executive officers. We do not currently pay our directors any cash compensation for their service as members of the board of directors. We do not have a compensation committee, and we have not adopted any compensation policies. See "Certain Relationships and Related Transactions."

Item 22. Financial Statements.

                                 FIRSTCDP, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL STATEMENTS
                                December 31, 2001
                                 April 30, 2002

                                TABLE OF CONTENTS

                                                                            PAGE

COVER SHEET..................................................................F-1

TABLE OF CONTENTS............................................................F-2

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT.............................F-3

BALANCE SHEET, ASSETS........................................................F-4

BALANCE SHEET, LIABILITIES AND STOCKHOLDERS' EQUITY..........................F-5

STATEMENT OF OPERATIONS......................................................F-6

STATEMENT OF STOCKHOLDERS' EQUITY............................................F-7

STATEMENT OF CASH FLOWS......................................................F-8

NOTES TO FINANCIAL STATEMENTS.............................................F-9-14

                               SHELLEY INTL., CPA
                               161 E. 1ST. ST. #1.
                                 MESA, AZ 85201
                                 (480) 461-8301


                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
FIRSTCDP, INC.

     I have audited the accompanying balance sheet of FirstCDP, Inc.., (a Development Stage Company) as of April 30, 2002 and December 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the period from May 24, 2001 (inception) to December 31, 2001 and the period January 1, 2002 to April 30, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FirstCDP, Inc. (a development stage company) as of April 30, 2002 and December 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the period from May 24, 2001 (inception) to December 31, 2001 and the period January 1, 2002 to April 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. See Note 3 for management's plans. The financial statements do not include any adjustments that might result from this uncertainty.


                                        Shelley Intl., CPA


May 15, 2002
Revised July 29, 2002
Notes 8 and 9

                                 FIRSTCDP, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                   as of April 30, 2002 and December 31, 2001


                                     ASSETS

                                                        April 30,   December 31,
                                                          2002          2001
                                                        --------      --------
CURRENT ASSETS
  Cash                                                     5,502           500
                                                        --------      --------

  Total Current Assets                                     5,502           500
                                                        --------      --------

OTHER ASSETS                                                   0             0
                                                        --------      --------

  Total Other Assets                                           0             0
                                                        --------      --------

TOTAL ASSETS                                               5,502           500
                                                        ========      ========

The accompanying notes are an integral part of these statements

                                 FIRSTCDP, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                   as of April 30, 2002 and December 31, 2001


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       April 30,    December 31,
                                                         2002          2001
                                                       --------      --------
LIABILITIES

Current Liabilities                                         520           500
                                                       --------      --------

  Total Current Liabilities                                 520           500
                                                       --------      --------

STOCKHOLDERS' EQUITY

  Preferred Stock, authorized
  25,000,000 shares, no shares
  outstanding, par value $0.001

  Common Stock, authorized
  75,000,000 shares of stock,
  issued and outstanding 10,115,000
  shares at April 30, 2002 and
  10,000,000 shares at December 31,
  2002, par value $0.001                                 10,115        10,000

  Additional Paid in Capital                              8,635             0

  Stock Subscribed                                       (9,500)       (9,500)

  Deficit accumulated during the
  development stage                                      (4,268)         (500)
                                                       --------      --------

  Total Stockholders' Equity                              4,982             0
                                                       --------      --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                      5,502           500
                                                       ========      ========

The accompanying notes are an integral part of these statements

                                 FIRSTCDP, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

  for the period from January 1, to April 30, 2002, May 24, 2001 (inception) to
        December 31, 2001 and May 24, 2001 (inception) to April 30, 2002

                                   Period      Period May 24,    Period May 24,
                                 January 1,     (inception)    2001 (inceptioin)
                                to April 30,  to December 31,    to April 30,
                                    2002           2001              2002
                                -----------     -----------       -----------
INCOME
  Sales                                   0               0                 0
                                -----------     -----------       -----------

EXPENSES
  General, Selling and
  Administrative                      3,768             500             4,268
                                -----------     -----------       -----------

  Total Expense                       3,768             500             4,268
                                -----------     -----------       -----------

  Loss before Provision for
  Income Taxes                       (3,768)           (500)           (4,268)

  Provision for Income Taxes              0               0                 0
                                -----------     -----------       -----------

NET INCOME (LOSS)                    (3,768)           (500)           (4,268)
                                ===========     ===========       ===========

Primary and Diluted Earnings
  (Loss) per Weighted Average
  Number of Common Shares                 a               a                 a
                                -----------     -----------       -----------

Weighted Average Number of
  Common Shares                 10,025,126      10,000,000        10,000,000
                                -----------     -----------       -----------

The accompanying notes are an integral part of these statements

                                 FIRSTCDP, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

         for the period from May 24, 2001 (inception) to April 30, 2002

                                     Common Stock          Additional
                               ------------------------     Paid in        Stock       Accumulated       Total
                                 Shares        Amount       Capital      Subscribed      Deficit         Equity
                               ----------    ----------    ----------    ----------     ----------     ----------
Initial Capitalization         10,000,000        10,000                      (9,500)                          500

Accumulated Deficit                                                                           (500)          (500)
                               ----------    ----------    ----------    ----------     ----------     ----------

Balance, December 31, 2001     10,000,000        10,000            --        (9,500)          (500)            --

Stock Sales                       100,000           100         4,900                                       5,000
Stock for Services                 15,000            15         3,735                                       3,750

Accumulated Deficit                                                                         (3,768)        (3,768)
                               ----------    ----------    ----------    ----------     ----------     ----------

Balance, April 30, 2002        10,115,000        10,115         8,635        (9,500)        (4,268)         4,982
                               ==========    ==========    ==========    ==========     ==========     ==========

The accompanying notes are an integral part of these statements

                                 FIRSTCDP, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
  for the period from January 1, to April 30, 2002, May 24, 2001 (inception) to
        December 31, 2001 and May 24, 2001 (inception) to April 30, 2002

                                           Period       Period May 24,    Period May 24,
                                        January 1, to     (inception)    2001 (inception)
                                          April 30,     to December 31,    to April 30,
                                             2002            2001              2002
                                           --------        --------          --------
Cash Flows from Operating Activities

  Net Loss                                   (3,768)           (500)           (4,268)

  Consulting for stock                        3,750               0             3,750
  Changes payables                               20             500               520
                                           --------        --------          --------

Net Cash Provided by Operations                   2               0                 2
                                           --------        --------          --------

Cash Flow Used in Investing Activities            0               0                 0
                                           --------        --------          --------

Cash Flows from Financing Activities

  Sales of Stock                              5,000          10,000            15,000
  Stock Subscribed                                0          (9,500)           (9,500)
                                           --------        --------          --------

Cash Flows from Financing Activities          5,000             500             5,500
                                           --------        --------          --------

Net Increase (Decrease) in Cash               5,002             500             5,502

Cash, Beginning of Period                       500               0                 0
                                           --------        --------          --------

Cash, End of Period                           5,502             500             5,502
                                           ========        ========          ========

The amount of interest paid for the periods shown above was $0.00. The amount of taxes paid for the periods shown above was $00.00.

Significant non cash transactions
Issuance of 15,000 shares of common stock for consulting services valued at $3,750 April 1, 2002

The accompanying notes are an integral part of these statements

                                 FIRSTCDP, INC.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

FirstCDP, Inc., (the Company) was organized in the state of Nevada on May 24, 2001. The Company is currently in its development stage and to date its activities have been limited to organization and capital formation. The Company currently has no operations and, in accordance with SFAS No. 7, is considered a development stage company.

The Company intends to develop and operate a website that focuses on the history and charm of the Haight-Ashbury district in San Francisco. The company owns the domain name "thehaight.com and intends to be an online source for news, events, and local information pertaining to the Haight-Ashbury district.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has no assets except cash and the domain name "thehaight.com". The only debt is accounts payable relating to the organization of the Company. There has been no operational revenue. The relevant accounting policies and procedures are listed below.

Accounting Basis

The basis is generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities outstanding at the end of the statement periods. Therefore, the basic and diluted earnings (loss) per share are presented on the face of the statement of operations as the same number.

The Company has not issued any options or warrants or similar securities since inception.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

Stock Based Compensation

The Company accounts for its stock based compensation based upon provisions in SFAS No. 123, Accounting for Stock-Based Compensation. In this statement stock based compensation is divided into two general categories, based upon who the stock receiver is, namely, and 1. non-employees, 2. employees or directors. The employees/directors category is further divided based upon the particular stock issuance plan, namely compensatory and non-compensatory. Each of these categories treats the valuation of the stock issuance for accounting purposes in a specific manner. For non-employees, the security is recorded at its fair value. For employees receiving non-compensatory stock based compensation, no security value is recorded until the stock is issued and paid for. For employees receiving compensatory stock based securities the Company may select between two methods. These two methods are either the recording of the compensation at the securities fair value or its intrinsic value. The recoding of the securities at fair value is the preferred method of accounting.

The Company has selected to utilize the fair value method for the valuation of its securities given as compensation.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Advertising

Advertising is expensed when incurred. There has been no advertising since inception.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Transfer of Domain Name

The Company's president and 98.8% shareholder previously owned the domain name "thehaight.com." He transferred this asset to the Company at his historic basis, which was essentially zero.

Deferred Offering Costs

Offering costs from outside the Company (such as broker fees) are accumulated and amortized directly against the offering proceeds ratably over the life of the offering through the statement of stockholders' equity. Offering costs generated internally (officer salaries, etc.) are expensed as incurred.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, nor operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a small public offering. No guarantee can be given that this offering will be successful.

NOTE 4. STOCKHOLDERS' EQUITY

At inception, the Company had 75,000,000 shares of common stock authorized and 25,000,000 shares of preferred stock authorized. The shareholders have all of the rights afforded Nevada shareholders.

Par value is $0.001 per common share.

There are no warrants or options outstanding to acquire any additional shares of common stock.

The Company was initially capitalized on May 24, 2001 with cash of $500 and a note of $9,500 from the Company president. This note is shown as stock subscribed in the stockholders' equity section of the balance sheet and in the statement of stockholders' equity. Accrued interest will not be recorded until payment has occurred. Payments on the note are to commence on January 1, 2005 at a rate of $500 per month until paid off. These shares of stock are R144 restricted stock. Aside from the normal officer trading restrictions these shares carry no other trading restrictions.

The detail of the stock subscription note are as follows.

     Principal balance                                        9,500
     Annual interest rate, prime + 1,
     (the rate utilized was 5.75%)
     Accrued interest earned for period                         331
                                                            -------

     Balance 12/31/01                                         9,831

     Accrued interest earned for period                         180
                                                            -------

     Balance with interest 4/30/02                           10,011
                                                            -------

On April 1, 2002 the Company issued 15,000 shares of restricted common stock for consulting services valued at $3,750, or $0.25 per share.

On April 29, 2002 the Company sold 100,000 shares of restricted common stock for $5,000 cash, or $0.05 per share.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Office services are currently provided without charge by the Company counsel. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The president and major shareholder has a note to the Company of $9,500 for the purchase of the Company's stock. The details of this note are shown in the stockholders' equity note above.

The shareholder who purchased 100,000 shares of restricted common stock also has extended to the Company a line of credit for twenty thousand dollars. The interest rate on this note will be prime plus 1%. Any funds drawn on this line of credit will be due and payable one year from the first disbursement. The Company has the option at the due date for repayment of converting any amounts due on this line of credit to restricted common stock at the price of $0.25 per share. If the full amount of the line of credit was drawn and then converted the amount (excluding interest) of new shares issued would be 80,000 shares.

NOTE 5. INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $191, which is calculated by multiplying a 22% estimated tax rate by the items making up the deferred tax account, the NOL of $868. The total valuation allowance is a comparable $191.

The provision for income taxes is comprised of the net change in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

                                                                     2002
                                                                    -------
     Net change in deferred taxes                                   $   191
     Valuation Account                                                 (191)
     Current taxes payable                                                0
                                                                    -------

     Provision for Income Taxes                                           0
                                                                    -------

Below is a chart showing the federal net operating losses and the year in which it will expire.

     Year                                             Amount     Expiration
     ----                                             ------     ----------
     2001                                               868         2022


NOTE 6. OPERATING LEASES AND OTHER COMMITMENTS:

As explained in the note pertaining to related parties, the Company uses the offices of its counsel with no charge. The Company has no lease obligations of any kind. The five year projection of these future obligations are as followings will be zero in each year.

                                      Year 1   Year 2   Year 3   Year 4   Year 5
                                      ------   ------   ------   ------   ------
Operating Leases, etc                    0        0        0        0        0

NOTE 8. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 141-144 and their effect on the Company.

SFAS 141 Business Combinations

This Statement addresses financial accounting and reporting for business combinations and supersedes APB 16 and SFAS 38. All business combinations in the scope of this Statement are to be accounted for using one method, the purchase method. The effective date for this Statement is June 30, 2001 and thereafter.

SFAS 142 Goodwill and Other Intangibles Assets

This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB 17. It addresses how intangible assets that are acquired individually or with a group (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The effective date for this Statement is December 15, 2001.

SFAS 143 Accounting for Asset Retirement Obligations

This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of leases. This Statement amends SFAS 19. The effective date for this Statement is June 15, 2002.

SFAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets

This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS 121, the accounting and reporting provisions of APB 30 and amends ARB 51. The effective date of this Statement is December 15, 2001.

SFAS 145 Extra-ordinary item classification, sale-lease-back classification

This statement rescinds SFAS 4, 44 and 64 and reinstates APB 30 as the standard for the classification of gains and losses of the extinguishment of debt as extra-ordinary items. This standard also amends SFAS 13 in that it requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for under the sale-lease-back provisions of SFAS 98. The effective date of this statement is May 15, 2002.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

NOTE 9. SUBSEQUENT EVENTS

On July 15, 2002 the Company entered into a distributor agreement with NetStar2000, Inc., a Nevada Corporation. The agreement provides that the Company is allowed to market and distribute (on a non exclusive basis) CD-ROM cookbooks which NetStar2000 publishes. The agreement provides that the Company is to purchase a minimum of one hundred CD-ROM cookbooks per year. The Company has agreed to sell these cookbooks exclusively within the territory of the Haight-Ashbury district, and the city of San Francisco, California. NetStar2000 has the right to determine the retail price of the cookbooks. In addition, the agreement also provides that the Company will receive a finder's fee for any third party the Company refers to NetStar2000. To date, the Company has not purchased any units from NetStar2000 nor received any finder's fee.

Item 23. Changes in and Disagreements With Accountants On Accounting and Financial Disclosure.

None.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Articles of Incorporation and our Bylaws provide for the indemnification of a present or former director or officer. We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the company in connection with the sale of the common stock being registered. We have agreed to pay all costs and expenses relating to the registration of our common stock. All amounts are estimated.

SEC Registration Fee               $    5
EDGAR Conversion Fees              $1,500
Blue Sky Qualification Fees
  and Expenses                     $  250
Accounting Fees and Expenses       $1,000
Legal Fees and Expenses            $2,500
Printing and Engraving             $  200
Miscellaneous                      $  500
                                   ------

Total                              $5,955

Item 26. Recent Sales of Unregistered Securities.

On July 1, 2001, the company issued 10,000,000 shares of its $0.001 par value common stock to Jonathan A. Firestein, president, chief accounting and financial officer, and director, in exchange for $9,500 in subscription receivable and $500 in cash. The total amount of the transaction was $10,000 or $0.001 per share. This sale of stock by the company did not involve any public offering or solicitation. At the time of the issuance, Jonathan A. Firestein was in possession of all available material information about the company. Also, Jonathan A. Firestein has a degree of financial sophistication, which allowed him to make independent assessments of the investment merits of the company. On the basis of these facts, we claim that the issuance of stock to Jonathan A. Firestein was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On April 1, 2002, the company issued 15,000 shares of its $0.001 par value common stock in exchange for consulting services in the amount of $3,750, or $0.25 per share, to Charles L. Firestein, secretary and director, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Charles L. Firestein, a sophisticated investor and the father of Jonathan A. Firestein, was familiar with our business plans and made the investment decision on the basis of material information disclosed to him by the company.

On April 29, 2002, the company issued 100,000 shares of its $0.001 par value common stock to Stiltskin, Inc., a shareholder, in exchange for cash in the amount of $5,000, or $0.05 per share, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Chris Allen, the individual controlling Stiltskin, Inc., and a sophisticated investor, made the investment decision on the basis of material information disclosed to him by the company.

Item 27. Exhibits.

Exhibit
Number Name and/or Identification of Exhibit

     3.   Articles of Incorporation & By-Laws

          (a) Articles of Incorporation of FirstCDP, Inc. filed on May 4, 2001 (previously filed)

          (b) Amendment to Articles of Incorporation of FirstCDP, Inc. filed on June 25, 2001 (previously filed)

          (c) Bylaws of FirstCDP, Inc. adopted on July 1, 2001 (previously filed)

     5.   Opinion on Legality Attorney Opinion Letter (previously filed)

     23.  Consent of Experts and Counsel

          (a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing (previously filed)

          (b)  Consent of Independent Auditor

     99.  Other Exhibits

          (a)  Loan Arrangement Letter (previously filed)

          (b)  Promissory Note (previously filed)

          (c) Amended Charles L. Firestein Subscription Agreement (previously filed)

          (d)  Stiltskin, Inc. Subscription Agreement (previously filed)

          (e)  Subscription Agreement (general) (previously filed)

          (f)  Specimen Share of Common Stock (previously filed)

          (g)  Assignment of URL Domain Name (previously filed)

          (h) NetStar2000, Inc. Advertising and Commission Contract (previously filed)

          (i)  NetStar2000, Inc. Distributor Agreement (previously filed)

          (j)  First Amendment to Distributor Agreement

Item 28. Undertakings.

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information distribution not previously disclosed in the material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona on September 24, 2002.

FirstCDP, Inc.


/s/ Jonathan A. Firestein
----------------------------------------
By: Jonathan A. Firestein
Its: President, Director, Chief Executive
Officer, and Chief Accounting and
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Jonathan A. Firestein
----------------------------------------
Jonathan A. Firestein
President, Director, Chief Executive
Officer, and Chief Accounting and
Financial Officer
September 24, 2002


/s/ Charles L. Firestein
-----------------------------
Charles L. Firestein
Secretary and Director
September 24, 2002